SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer (Identification No.)

555 12th Street NW, Washington, D.C. 20004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 30, 2018, FTI Consulting, Inc. (the “FTI Consulting”), as borrower, Bank of America, N.A., as administrative agent (the “Administrative Agent”), the guarantors party thereto, and the lenders and L/C issuers party thereto entered into the amendment and restatement agreement (the “Agreement”). The Agreement amends and restates the existing revolving credit agreement entered into by FTI Consulting on June 26, 2015 (the “Existing Agreement”). The amended and restated credit agreement (the “A&R Credit Agreement”), attached as Annex C to the Agreement, extends the term of the Existing Agreement from June 26, 2020 to November 30, 2023 and amends certain financial, investment, restricted payment and debt covenants. The A&R Credit Agreement also amends the incremental facility to permit increases to the size of the revolving line of credit or the making of new term loans, in each case, up to a maximum of $150.0 million plus unlimited amounts so long as, among other conditions, after giving effect to the applicable increase in the “Senior Secured Net Leverage Ratio” (as defined in the A&R Credit Agreement) is not greater than 3.5 to 1.00, Borrowings under the A&R Credit Agreement will be used for working capital, capital expenditures, other general corporate purposes, permitted acquisitions and other investments.

The obligations of FTI Consulting under the A&R Credit Agreement will continue to be guaranteed by substantially all of FTI Consulting’s wholly-owned domestic subsidiaries and secured by substantially all of FTI Consulting’s and such guarantors’ assets, pursuant to the terms of the Security Agreement, dated as of June 26, 2015 (reaffirmed as of November 30, 2018, by FTI Consulting and the other grantors party thereto), among FTI Consulting, the other grantors party thereto and the Administrative Agent, and the Pledge Agreement, dated as of June 26, 2015 (reaffirmed as of November 30, 2018 by FTI Consulting and the other pledgors party thereto), among FTI Consulting, the other pledgors party thereto and the Administrative Agent.

The financial institutions party to the Agreement and the A&R Credit Agreement and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, a variety of services to FTI Consulting and to persons and entities with relationships with FTI Consulting, for which they received or will receive customary fees and expenses.

The foregoing descriptions of the Agreement and A&R Credit Agreement are qualified in their entirety by the terms of such applicable agreement, which are filed hereto as Exhibit 10.1 and are hereby incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 7.01. REGULATION FD DISCLOSURE.

On November 30, 2018, FTI Consulting issued a press release announcing the entry into the A&R Credit Agreement. A copy of the press release is furnished as Exhibit 99. I to this Current Report on Form 8-K and is hereby incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment and Restatement Agreement, dated as of November 30, 2018 (the “Agreement”), among FTI Consulting, Inc., a Maryland corporation, the Subsidiaries of the Company party hereto, as Guarantors, the Lenders and L/C Issuers party hereto and Bank of America, N.A., as administrative agent (including Annex C–Amended and Restated Credit Agreement dated as of November 30, 2018 (the “A&R Credit Agreement”), by and among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. Other Annexes, exhibits and schedules (or similar attachments) to the Agreement and exhibits and Schedules to the A&R Credit Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted annex, exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release of FTI Consulting, Inc. dated November 30, 2018, announcing Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.
Dated: December 3, 2018	By:	/S/ CURTIS P. LU
Curtis P. Lu
General Counsel

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